Portfolio Recovery Associates Reports Second Quarter 2009 Results

EPS Totals $0.76 in Quarter as Cash Collections Rise 6% to Record $90.5 Million; Revenue Up 12% to $71.1 Million; Portfolio Acquisitions Total $85 Million

NORFOLK, VA -- (Marketwire - July 29, 2009) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $11.7 million, or $0.76 per diluted share, for the quarter ended June 30, 2009.

The Company's second-quarter 2009 profit represents a 3% increase from net income of $11.4 million, or $0.75 per diluted share, in the same period a year earlier.

Total revenue in the second quarter of 2009 increased 12% to $71.1 million, up from $63.6 million in the year-earlier period. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the second quarter of 2009, the Company applied 40.3% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 37.6% in the second quarter of 2008. The second quarter 2009 amortization rate included a $3.9 million allowance charge, equivalent to approximately $2.4 million after tax, or 15 cents per diluted share, against certain pools of finance receivables accounts. During the second quarter, the Company recorded on-going non-cash equity compensation expense of $654,000, equivalent to approximately $400,000 after tax, or 3 cents per diluted share.

"Portfolio Recovery Associates completed the first half of 2009 with another solid quarter, despite the continued impact of a difficult economy on collections. Our collector workforce deserves a great deal of credit for driving record cash collections in this recessionary environment. The Company's fee-for-service businesses demonstrated impressive growth in the second quarter and portfolio acquisitions totaled a strong $85 million, building a solid foundation for growth in the years to come," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 6% to $90.5 million in the second quarter of
    2009, up from $85.0 million in the year-ago period.  Call center and other collections increased 7%, external legal collections decreased 26%, internal legal collections grew 119%, and purchased bankruptcy collections gained 43% when compared with the year-earlier period.

The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source ($ in
 thousands)                     Q22009   Q12009   Q42008   Q32008   Q22008
                               ======== ======== ======== ======== ========
Call Center & Other
 Collections                   $ 50,052 $ 50,914 $ 41,268 $ 43,949 $ 46,892
External Legal Collections       16,527   17,790   18,424   21,590   22,471
Internal Legal Collections        4,263    3,539    2,652    2,106    1,947
Purchased Bankruptcy             19,638   17,628   16,904   15,362   13,732

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $145.20 for the first six months of 2009 vs. $131.29 for all of 2008.  Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is
    $116.94 for the first six months of 2009 as compared with $109.82 for all of 2008.  Excluding trustee remittances on purchased bankrupt accounts and legal collections, the comparison is $88.65 for the first six months of
    2009 and $75.47 for all of 2008.

--  Revenue was $71.1 million in the second quarter, up 12% from $63.6 million in the same period a year ago.  This was driven by record cash receipts of $107.5 million, up 12.5% from $95.6 million a year earlier.
    Cash receipts are comprised of both cash collections and revenue from the
    Company's fee-based businesses.

--  Reserve allowances totaled $3.9 million in the current quarter.  The table below displays our allowance charges incurred, by quarter, by buying period since 2005:

($ in thousands)
           --------------------------------------
                      Purchase Period
Allowance   1996-
Period      2000  2001  2002 2003   2004    2005
           ------ ----  ---- ----  ------  ------
Q1 05      $    - $  -  $  - $  -  $    -  $    -
Q2 05           -    -     -    -       -       -
Q3 05           -    -     -    -       -       -
Q4 05           -  200     -    -       -       -
Q1 06           -    -     -    -       -     175
Q2 06           -   75     -    -       -     125
Q3 06           -  200     -    -       -      75
Q4 06           -    -     -    -       -     450
Q1 07           - (245)    -    -       -     610
Q2 07           -   70     -   20       -       -
Q3 07           -   50     -  150     320     660
Q4 07           -    -     -  190     150     615
Q1 08           -    -     -  120     650     910
Q2 08           - (140)    -  400     720       -
Q3 08           -  (30)    -  (60)     60     325
Q4 08           -  (75)    - (325)   (140)  1,805
Q1 09           - (105)    - (120)     35   1,150
Q2 09           -    -     - (230)   (220)    495
           ------ ----  ---- ----  ------  ------
Total      $    - $  -  $  - $145  $1,575  $7,395
           ====== ====  ==== ====  ======  ======

($ in thousands)
           ----------------------------------
                    Purchase Period
Allowance                        YTD
Period      2006   2007    2008  2009  Total
           ------ ------- ------ ---- -------
Q1 05      $    - $     - $    - $  - $     -
Q2 05           -       -      -    - $     -
Q3 05           -       -      -    - $     -
Q4 05           -       -      -    - $   200
Q1 06           -       -      -    - $   175
Q2 06           -       -      -    - $   200
Q3 06           -       -      -    - $   275
Q4 06           -       -      -    - $   450
Q1 07           -       -      -    - $   365
Q2 07           -       -      -    - $    90
Q3 07           -       -      -    - $ 1,180
Q4 07         340       -      -    - $ 1,295
Q1 08       1,105       -      -    - $ 2,785
Q2 08       2,330     650      -    - $ 3,960
Q3 08       1,135   2,350      -    - $ 3,780
Q4 08       2,600   4,380    620    - $ 8,865
Q1 09         910   2,300  2,050    - $ 6,220
Q2 09         765     685  2,425    - $ 3,920
           ------ ------- ------ ---- -------
Total      $9,185 $10,365 $5,095 $  - $33,760
           ====== ======= ====== ==== =======

--  The Company purchased $3.38 billion of face-value debt during the second quarter of 2009 for $84.7 million.  This debt was acquired in 119 portfolios from 15 different sellers.

--  The Company's fee-for-service businesses generated revenue of $17.1 million in the second quarter of 2009, up 61.5% from $10.6 million in the same period a year ago.  These businesses accounted for 24% of the
    Company's overall revenue in the second quarter of 2009, up from 16.6% in
    Q2 2008.

--  The Company's cash balances were $15.7 million as of June 30, 2009, down from $16.5 million as of March 31, 2009.  During the quarter, the
    Company made net borrowings of $23.5 million on its line of credit, leaving it with $289.8 million in outstanding borrowings at quarter's end.
    Remaining borrowing availability under the line was $75.2 million at June
    30, 2009.

"Portfolio Recovery Associates posted a solid second-quarter 2009 performance, despite the impact of a still-weak economy. Improved collector productivity together with strong overall growth from our fee-for-service businesses, which saw revenue rise 62% to $17.1 million from a year ago, were key drivers of the Company's performance. We did record a $3.9 million allowance charge in the quarter, resulting in 15 cents of per-share earnings impact. However, this was a significantly smaller charge than those taken in the prior two quarters and was largely confined to several underperforming pools," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

The Company's first-half 2009 earnings totaled $21.8 million, or $1.42 per diluted share, compared with $23.3 million, or $1.53 per diluted share, for the first six months of 2008. First-half 2009 revenue was $139.3 million, compared with $127.7 million in the first half of 2008.

Conference Call Information

The Company will hold a conference call with investors tonight, Wednesday, July 29, 2009, at 5:30 p.m. EDT to discuss its second quarter results. Investors can access the call live by dialing 888-680-0890 for domestic callers or 617-213-4857 for international callers using the pass code 60801363.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 75346996. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via IGS.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                 Three      Three       Six        Six
                                 Months     Months     Months     Months
                                 Ended      Ended      Ended      Ended
                                June 30,   June 30,   June 30,   June 30,
                                  2009       2008       2009       2008

Revenues:
  Income recognized on finance
   receivables, net             $  54,038  $  53,047  $ 105,314  $ 105,675
  Commissions                      17,069     10,567     33,996     22,043
                                ---------  ---------  ---------  ---------

       Total revenues              71,107     63,614    139,310    127,718

Operating expenses:
     Compensation and employee
      services                     26,434     20,872     53,097     41,999
     Legal and agency fees and
      costs                        11,047     12,892     23,164     25,144
     Outside fees and services      2,459      2,226      4,570      4,547
     Communications                 4,213      2,403      7,685      5,272
     Rent and occupancy             1,163        869      2,245      1,707
     Other operating expenses       2,236      1,595      4,224      2,951
     Depreciation and
      amortization                  2,330      1,507      4,605      2,976
                                ---------  ---------  ---------  ---------

       Total operating expenses    49,882     42,364     99,590     84,596
                                ---------  ---------  ---------  ---------

       Income from operations      21,225     21,250     39,720     43,122

Other income and (expense):
  Interest income                       -          3          3         33
  Interest expense                 (1,949)    (2,649)    (3,928)    (5,149)
                                ---------  ---------  ---------  ---------

       Income before income
        taxes                      19,276     18,604     35,795     38,006

       Provision for income
        taxes                       7,554      7,178     14,001     14,708
                                ---------  ---------  ---------  ---------

       Net income               $  11,722  $  11,426  $  21,794  $  23,298
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    0.76  $    0.75  $    1.42  $    1.53
  Diluted                       $    0.76  $    0.75  $    1.42  $    1.53

Weighted average number of
 shares outstanding:
  Basic                            15,377     15,193     15,355     15,182
  Diluted                          15,415     15,268     15,391     15,252

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                    June 30,   December 31,
ASSETS                                                2009         2008
                                                  -----------  ------------
Cash and cash equivalents                         $    15,661  $     13,901
Finance receivables, net                              624,592       563,830
Accounts receivable, net                                7,315         8,278
Income taxes receivable                                 4,213         3,587
Property and equipment, net                            22,112        23,884
Goodwill                                               28,815        27,546
Intangible assets, net                                 12,093        13,429
Other assets                                            4,037         3,385
                                                  -----------  ------------

     Total assets                                 $   718,838  $    657,840
                                                  ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities        $    16,076  $     17,602
  Deferred tax liability                              102,001        88,070
  Line of credit                                      289,800       268,300
  Long term debt and capital leases                     1,824             5
                                                  -----------  ------------

    Total liabilities                                 409,701       373,977
                                                  -----------  ------------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000, issued and outstanding
   shares - 0                                               -             -
  Common stock, par value $0.01, authorized
   shares, 30,000, 15,509 issued and 15,397
   outstanding shares at June 30, 2009, and 15,398
   issued and 15,286 outstanding shares at
   December 31, 2008                                      154           153
  Additional paid-in capital                           78,274        74,574
  Retained earnings                                   230,841       209,047
  Accumulated other comprehensive (loss)/income,
   net of tax                                            (132)           89
                                                  -----------  ------------

       Total stockholders' equity                     309,137       283,863
                                                  -----------  ------------

         Total liabilities and stockholders'
          equity                                  $   718,838  $    657,840
                                                  ===========  ============

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                  Six Months   Six Months
                                                     Ended        Ended
                                                    June 30,     June 30,
                                                      2009         2008
                                                  -----------  -----------

Cash flows from operating activities:
   Net income                                     $    21,794  $    23,298
   Adjustments to reconcile net income to net
    cash provided by operating activities:
       Amortization of share-based compensation         2,652        1,163
       Depreciation and amortization                    4,605        2,976
       Deferred tax expense                            14,015       14,998
       Changes in operating assets and
        liabilities:
            Other assets                                 (741)        (123)
            Accounts receivable                           963          769
            Accounts payable and accrued
             liabilities                               (2,911)      (1,235)
            Income tax receivable                        (626)        (517)
                                                  -----------  -----------

       Net cash provided by operating activities       39,751       41,329
                                                  -----------  -----------

Cash flows from investing activities:
 Purchases of property and equipment                   (1,497)      (3,413)
 Acquisition of finance receivables, net of
  buybacks                                           (135,798)    (163,839)
 Collections applied to principal on finance
  receivables                                          75,036       58,769
 Contingent payment made for acquisition                 (100)           -
                                                  -----------  -----------

       Net cash used in investing activities          (62,359)    (108,483)
                                                  -----------  -----------

Cash flows from financing activities:
 Proceeds from exercise of options                        725          297
 Income tax (shortfall)/benefit from share-based
  compensation                                            324          218
 Proceeds from line of credit                          51,000       83,800
 Principal payments on line of credit                 (29,500)     (17,500)
 Proceeds from long-term debt                           2,036            -
 Principal payments on long-term debt                    (212)           -
 Principal payments on capital lease obligations           (5)         (58)
                                                  -----------  -----------

       Net cash provided by financing activities       24,368       66,757
                                                  -----------  -----------

       Net increase in cash and cash equivalents        1,760         (397)

Cash and cash equivalents, beginning of year           13,901       16,730
                                                  -----------  -----------

Cash and cash equivalents, end of period          $    15,661  $    16,333
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
 Cash paid for interest                           $     4,069  $     5,205
 Cash paid for income taxes                       $       321  $         2

Noncash investing and financing activities:
 Acquisition contingent purchase price earned and
  accrued                                         $     1,170  $         -
 Net unrealized change in fair value of
  derivative instrument                           $      (304) $         -

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com